                                                                    EXHIBIT 99.3

                     IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF TEXAS
                              FORT WORTH DIVISION

IN RE:                               (S)  Chapter 11
                                     (S)
KITTY HAWK, INC., et al.             (S)  Case No. 400-42069-BJH and
                                     (S)  Case Nos. 400-42141  through
     Debtors                         (S)  Case No. 400-42149
                                     (S)
                                     (S)  Jointly Administered Under
                                     (S)  Case No. 400-42141-BJH

       Notice to Stockholders of Kitty Hawk, Inc. Regarding the Debtors'
            Amended Joint Plan of Reorganization Dated May 30, 2001

     As you should be aware, Kitty Hawk, Inc. and its subsidiaries (collectively, the "Debtors") are currently debtors-in-possession in Chapter 11 bankruptcy cases. The Debtors have proposed the Debtors' Amended Joint Plan of Reorganization Dated May 30, 2001 (the "Plan") and the Bankruptcy Court has authorized the Debtors to solicit acceptances or rejections of the Plan from holders of claims and equity interests. Because the Debtors have insufficient assets to provide any distribution or value to the stockholders of Kitty Hawk, Inc., your stock is being canceled and you are deemed to have rejected the Plan and are not being asked to vote on it.

     Immediately before the bankruptcies were filed, Kitty Hawk International suspended operations. During the cases, Kitty Hawk Charters sold its assets and operations. The Debtors now seek to reorganize around the scheduled airfreight overnight business, the USPS business, and its ACMI business.

     The Plan provides for the post-confirmation merger of most of the Debtors into a single Delaware corporation ("Reorganized Kitty Hawk" or the "Reorganized Debtor") which will be called Kitty Hawk, Inc.,/1/ and for the continuation of the Debtors' core business. The majority of the Debtors' existing secured debt will remain "in place" to be paid in the future through asset sales or future operations. Administrative and priority claims will be paid from cash on hand, asset sales and perhaps the proceeds of a new financing agreement, if any. As part of a settlement with the holders of the Senior Notes (the "Noteholders"), the claims of the Senior Noteholders against the Debtors will be consolidated for distribution purposes. The Noteholders will receive 80% of the issued and outstanding shares of stock in Reorganized Kitty Hawk. The other unsecured creditors will be treated in one of the following two ways. If an allowed unsecured claim is $500 or less, or if the holder of the claim elects to reduce it to $500, the claim will be paid in full in cash. Holders of allowed unsecured claims that are greater than $500 (and do not elect to reduce their claims to $500) and are not Noteholder claims, will receive their pro rata share of 20% of the issued and outstanding stock of Reorganized Kitty Hawk.

     Because unsecured creditors are not being paid in full, the priority scheme of the Bankruptcy Code provides that stockholders may not receive a distribution on account of their equity interests in Kitty Hawk. The stock of Kitty Hawk, Inc. is canceled under the Plan.


________________________

     /1/ Kitty Hawk Aircargo, Inc., Kitty Hawk Charters, Inc., and OK Turbines, Inc. will remain wholly-owned subsidiaries of Reorganized Kitty Hawk.
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     The Bankruptcy Court has scheduled a Pre-Trial Conference regarding confirmation of the Plan in Fort Worth, Texas, on July 18, 2001 (the "Pre-Trial
                                                  -------------
Conference") at 1:15 p.m., Central Time, before the Honorable Barbara Houser,
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United States Bankruptcy Judge, U.S. Bankruptcy Court, 147 U.S. Courthouse, 1st
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Floor, 501 West 10th Street, Fort Worth, TX  76102-3643, and objecting parties
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are advised that they should attend the Pre-Trial Conference either in person or by attorney if they wish to hear (or be heard regarding) how the actual Confirmation Hearing might proceed. The actual hearing on confirmation of the Plan (the "Confirmation Hearing") is scheduled to commence in Dallas, Texas, on August 1, 2001 (the "Confirmation Hearing") at 1:15 p.m., Central Time, also
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before Judge Houser, at the United States Bankruptcy Court, 1100 Commerce
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Street, Dallas, TX 75202.  If you object to confirmation of the Plan, you must
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file a written objection with the Clerk for the Bankruptcy Court in Fort Worth,
Texas, 147 U.S. Courthouse, 501 West 10/th/ Street, Fort Worth, Texas 76102-3643 on or before July 6, 2001 at 4:30 p.m. Fort Worth, Texas Time, and serve a copy
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on the following:

Counsel for the Debtors                 Office of the United States Trustee
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HAYNES AND BOONE, LLP                   George McElreath
Robert D. Albergotti                    Office of the United States Trustee
901 Main Street, Ste. 3100              1100 Commerce Street, Room 9C60
Dallas, Texas 75201-3714                Dallas, Texas 75242
Telephone: (214) 651-5000               Telephone: (214) 767-8967
Telecopy:  (214) 651-5940               Telecopy:  (214) 767-8971


     Pursuant to an order of the Bankruptcy Court, the Debtors will not provide you with a copy of the Plan or Disclosure Statement for the Plan unless you request a copy in writing. Please direct your requests for copies to:

                           Haynes and Boone, L.L.P.
                          901 Main Street, Suite 3100
                           Dallas, Texas 75201-3714
                                Attn: Ian Peck

     You may also access the Plan and Disclosure Statement in the EDGAR database of the Securities and Exchange Commission which is accessible at www.sec.gov and
                                                                 -----------
through a number of investment services on the Internet. The Plan and Disclosure Statement will also be posted on the website maintained by counsel for the Debtors at www.haynesboone.com/kittyhawk.
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     Any questions regarding this notice should be directed to one of the following attorneys with Haynes and Boone, L.L.P., attorneys for the Debtors:

John Penn        817-347-6610            Ian Peck               214-651-5144
Stacey Jernigan  214-651-5516            Robert D. Albergotti   214-651-5613

     NOTICE: IF YOU HOLD EQUITY SECURITIES OF KITTY HAWK, INC. AS NOMINEE OR FOR THE BENEFIT OF ANOTHER PARTY, YOU ARE DIRECTED TO DELIVER A COPY OF THIS NOTICE TO ALL BENEFICIAL HOLDERS OF SUCH EQUITY SECURITIES REGISTERED UNDER YOUR NAME.